LBB & ASSOCIATES LTD., LLP

7600 W. Tidwell, Suite 501

Houston, TX 77040

Phone: (713) 800-4311 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Summer Energy Holdings, LLC

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Summer Energy Holdings, LLC (the “Company”), of our report dated March 31, 2017, relating to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the heading “Experts” in this registration statement.

LBB & Associates Ltd., LLP

Houston, Texas

September 19, 2018